Exhibit 10.1

Amendment No. 2

LINCOLN NATIONAL CORPORATION

EXECUTIVES’ SEVERANCE BENEFIT PLAN

Pursuant to its authority under Section 14 of the Lincoln National Corporation Executives’ Severance Benefit Plan (the “Plan”), the Board of Directors of the Corporation hereby amends the Plan as set forth below:

1.Amend Section 5(b) of the Plan in its entirety to provide as follows:

Section 5.Plan Benefits.

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“(b)Cash Severance Payment.  The amount of the cash severance benefit paid under this Plan shall be (A) in the case of the CEO of the Corporation, an amount equal to two and ninety-nine hundredths (2.99) times the CEO’s highest annual rate of base salary during the 12 month period immediately preceding the date that the CEO Separates from Service, plus two and ninety-nine hundredths (2.99) times the CEO’s Target Bonus, and (B), in the case of all other Executives, an amount equal to two (2) times the Executive’s highest annual rate of base salary during the 12 month period immediately preceding the date that the Executive Separates from Service, plus two (2) times the Target Bonus for such Executive.  For purposes of this Plan, “Target Bonus” equals the higher of:  (a) the target annual incentive bonus approved for the CEO or Executive for the calendar year in which the CEO or Executive Separated from Service, or (b) the target annual incentive bonus approved for the CEO or Executive for the year in which the Change of Control occurred.”

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2.	Amend Section 7(c) of the Plan in its entirety to provide as follows:

Section 7.Payment of Severance Benefits.

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“(c)Termination for “Good Reason.  The Executive may initiate the termination of his or her employment for Good Reason during the Benefit Period.  As used in this Plan, “Good Reason” means, without the Executive’s written consent:

(i) an adverse and material change in the Executive’s status, positions or responsibilities as compared to the Executive’s status, position or responsibilities as in effect prior to such change.  Notwithstanding the foregoing, neither an increase in the scope or number of an Executive’s responsibilities, nor a change in the Executive’s reporting relationships (e.g., a change with respect to the person or position to whom the Executive reports or the individual(s) or position(s) who report to the Executive) shall be considered an adverse and material change in the Executive’s status or position;

(ii)  a reduction in the amount of either the Executive’s annual base salary or target annual incentive program (“annual bonus”) opportunity as in effect on the date she or he became a participant in the Plan, or as the same may be increased from time to time during the term of the Executive’s participation in this Plan;

(iii) the failure to provide or continue in effect materially similar compensation and benefits, in accordance with the plans, practices, policies and programs of the Corporation and its Affiliates in effect for the Executive at any time during the 120-day period immediately preceding the Change of Control or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Corporation and its Affiliates; provided, however, that broad-based changes to the benefit plans of the Corporation and its Affiliates, affecting a significant portion of the employees of the Corporation and its Affiliates, shall not be deemed “Good Reason” under this Section 7;

(iv) the failure of any successor or assign of the Corporation to assume and expressly agree to perform the obligations under this Plan;

(v) any purported termination of the Executive’s employment which is not effected pursuant to a Notice of Termination (as defined in Section 7(d) below) and a resolution satisfying the requirements of Section 7(b) above; and for purposes of this Plan, no such purported termination shall be effective; or

(vi) any request by the Corporation or any Affiliate that the Executive participate in an unlawful act.”

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3.In all other respects the Plan remains in full force and effect.